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                      [MCDONALD CARANO WILSON MCCUNE BERGIN
                       FRANKOVICH & HICKS LLP LETTERHEAD]

                                                                     EXHIBIT 5.1

                                                                 REPLY TO:  RENO


                                                 December 27, 2000



Board of Directors
Blue Zone, Inc.
329 Railway Street, 5th Floor
Vancouver, British Columbia
Canada  V6A 1A4

Ladies and Gentlemen:

         We have acted as special Nevada counsel on matters of Nevada law to Blue Zone, Inc., a Nevada corporation (the "Company"), in connection with a Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Registration Statement") relating to (i) the sale by various selling shareholders of the Company as identified in greater detail in the Registration Statement of 3,000,000 shares (the "Shares") of the common stock, par value $0.001 per share, of the Company and (ii) the sale by one other selling shareholder of 28,249 shares of common stock which have been reserved for issuance by the Company upon exercise of a warrant, as described in greater detail in the Registration Statement (the "Warrant Shares"). In our capacity as your special Nevada counsel on matters of Nevada law, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, reservation for issuance, issuance, and sale of the Shares and the Warrant Shares.

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         It is our opinion that (i) the Shares have been duly authorized and are legally and validly issued, fully paid and non-assessable and (ii) upon the exercise of the warrant in accordance with its terms, the Warrant Shares will be validly issued, fully paid, and non-assessable.

         Our opinion expressed above is limited to the laws of the State of Nevada.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, including the prospectus constituting a part thereof, and any amendments thereto.

                          Sincerely,

                          McDONALD CARANO WILSON McCUNE
                          BERGIN FRANKOVICH & HICKS LLP